EXHIBIT 23.02

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852

Consent of Independent Certified Public Accountants


As independent public accountants, we hereby consent to all references to the firm under the headings " Experts" and the incorporation of our report dated July 20, 2000, in this Registration Statement (Form S-8) of Adirondack Pure Springs Mt. Water Co., Inc.



/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
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Simon Krowitz Bolin & Associates, P.A.


January 30, 2001